EXHIBIT 10.18.7
2007 TARGET BONUSES UNDER THE SEMCO ENERGY, INC.
AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN
          The following are the target bonuses for the fiscal year ending December 31, 2007 for each of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of SEMCO Energy, Inc. (the “Company”) under the Company’s Amended and Restated Short-Term Incentive Plan, which may be increased or decreased depending on each named executive officer’s performance and the corporate financial results of the Company, as permitted under the Amended and Restated Short-Term Incentive Plan:

Target Bonus That
May be Granted Under
Amended & Restated
Name and Position	STIP for 2007
George A. Schreiber, Jr. President and Chief Executive Officer	60% of Base Salary

Michael V. Palmeri Senior Vice President, Treasurer and Chief Financial Officer	40% of Base Salary

Eugene N. Dubay Senior Vice President of Operations	50% of Base Salary

Peter F. Clark Senior Vice President and General Counsel	40% of Base Salary

Lance S. Smotherman Senior Vice President of Human Resources and Administration	40% of Base Salary